Exhibit 10.35
AMENDMENT TO SECURED PROMISSORY NOTE
AND LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO SECURED PROMISSORY NOTE AND LOAN AND SECURITY AGREEMENT (the “Agreement”) is made as of this ninth day of February, 2011, by and among TeamStaff Government Solutions, Inc. a Georgia corporation, d/b/a TeamStaff Government Solutions; d/b/a TeamStaff Govt Solutions (the “Borrower”), and TeamStaff Inc. (the “Guarantor”) and Presidential Financial Corporation, a Georgia corporation (the “Lender”).
R E C I T A L S
Pursuant to the Loan and Security Agreement dated July 29, 2010 (“Loan Agreement”), as amended by the First Amendment to Secured Promissory Note and Loan and Security Agreement (“First Amendment”) dated August 17, 2010, and the Second Amendment to Secured Promissory Note and Loan and Security Agreement (“Second Amendment”) dated November 18, 2010 (“Loan Agreement”), between the Borrower and the Lender, the Lender agreed to make available to the Borrower a line of credit in accordance with, and subject to, the provisions of the Loan Agreement. The Borrower’s obligation to repay the line of credit, with interest and other fees and charges, is evidenced by the Secured Promissory Note dated July 29, 2010, in the principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the “Promissory Note”) as amended by the First Amendment, as further amended by the Second Amendment, in the principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00). The indebtedness, obligations and liabilities of the Borrower under and in connection with the line of credit are guaranteed by the Guarantor pursuant to the terms of the Corporate Guaranty Agreement dated July 29, 2010, and affirmed on August 17, 2010 and November 18, 2010, executed by the Guarantor (the “Guaranty Agreement”). The Loan Agreement, Promissory Note, the First Amendment, the Second Amendment, the Guaranty Agreement, and all documents now and hereafter executed by the Borrower, the Guarantor or any other party, to evidence, secure, or guaranty, in connection with the Borrower’s indebtedness and obligation to Lender, are hereinafter referred to as the “Loan Documents.”
The parties wish to increase the available line of credit to Three Million and No/100 Dollars ($3,000,000.00) from Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), and provide an unbilled receivable facility to Borrower within the limits of the Promissory Note, subject to the terms and conditions of this Agreement.
In addition, the Lender further agrees to the waiver and to amend certain other provisions of the Loan Agreement as set forth below in this Agreement.
A G R E E M E N T S
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties hereinafter set forth, it is hereby mutually agreed as follows:
1. Acknowledgment of Recitals. Each of the parties hereto acknowledges that the above recitals are true and correct and incorporated herein by reference.

2. Increase in the Line of Credit. The parties agree to increase the line of credit available to the Borrower under the Loan Documents to Three Million and No/100 Dollars ($3,000,000.00) from Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) and hereby amend the Promissory Note, and the following provision of the Loan Agreement:
“Maximum Loan Amount” means Three Million and No/100 Dollars ($3,000,000.00).
3. Unbilled Accounts. Lender agrees to advance funds on unbilled accounts and hereby amends the following provision of the Loan Agreement:
1.1 Amount
Subject to the terms and conditions in this Agreement, at Borrower’s request and provided that no Default or Event of Default exists, Lender may, in its discretion, make Advances to Borrower during the Term, to the extent that there is sufficient Availability at the time of such request to cover, dollar for dollar, the requested Advance, and further provided that after giving effect to such Advances, the outstanding balance of all monetary Obligations will not exceed the Maximum Loan Amount. For this purpose, “Availability” means, on any date, an amount equal to:
(i)	the Eligible Accounts on such date multiplied by the Accounts Advance Rate;
plus
(ii)
the Eligible Unbilled Accounts on such date multiplied by the Unbilled Accounts Advance Rate, provided, however, Unbilled Accounts Availability shall be limited to the Maximum Unbilled Accounts Loan Amount;

minus
(iii)	all Reserves which Lender has established pursuant to Section 1.2 (including any to be established in connection with the requested Advance);
minus
(iv)	the outstanding balance of all monetary Obligations on such date.
4. Schedule A. Schedule A of the Loan Agreement is hereby amended to include the following Definitions:
“Eligible Unbilled Accounts” means an Unbilled Account approved by Lender which is within forty-five (45) days of the actual hours worked date.
“Maximum Unbilled Accounts Loan Amount” means an amount not to exceed Five Hundred Thousand and No/100 Dollars ($500,000.00).
“Unbilled Accounts” means an Account which arises in the ordinary course of business of Borrower based on actual hours worked that is fully earned, but due to administrative timing is billed in arrears.
“Unbilled Accounts Advance Rate” means a percentage established by Lender, which shall be 75% as of the date of this Agreement, and which may be adjusted by Lender from time to time in the exercise of its discretion.

5. Interest. The parties agree to amend the rate of interest, chargeable as stated in the Promissory Note as follows:
“at the rate of the greater of (a) one point nine-five percent (1.95%) above “Wall Street Journal Prime” on the Accounts Receivable portion of the Line of Credit, and three point nine-five percent (3.95%) above “Wall Street Journal Prime on the Unbilled Accounts portion of the Line of Credit, with Wall Street Journal Prime being the prime rate of interest quoted in The Wall Street Journal from time to time, or (b) at the rate of three point two-five percent (3.25%)”
6. Waiver. Section 6.1(iv) of the Loan Agreement provides that Borrower shall “(iv) cause to be prepared and furnished to Lender, in accordance with GAAP within 90 days after the end of each fiscal year of Borrower, reviewed financial statements of Borrower and its subsidiaries as of the end of such fiscal year, on a consolidated basis, audited by a firm of independent certified public accountants acceptable to Lender;”. As of the date hereof, Borrower has not provided Lender with the information required under Section 6.1(iv) of the Loan Agreement with respect to the period ended September 30, 2010 (the “Filing Default”). Notwithstanding such non-compliance, however, Lender hereby expressly agrees to waive the Filing Default of Borrower. Borrower agrees and acknowledges that the foregoing waiver granted by Lender hereunder is limited to the Filing Default as of the date hereof and shall not be deemed a waiver for any non-compliance which may arise in any future period.
7. Amendment to Covenants. The parties hereby agree to amend Section 6.1 of the Loan Agreement to amend and restate subsection (iv) thereof so that as amended and restated Section 6.1(iv) of the Loan Agreement reads as follows:
“(iv) cause to be prepared and furnished to Lender, in accordance with GAAP, within 5 days of filing with the Securities and Exchange Commission of the Guarantor’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and within 90 days after the end of each fiscal year of Borrower thereafter, financial statements of the Guarantor and its subsidiaries as of the end of such fiscal year, on a consolidated basis, audited by a firm of independent certified public accountants acceptable to Lender, and, in addition, at the same time, furnish consolidating income statement and balance sheet schedules, including a separate column for the Borrower, that reconcile to the audited consolidated income statement and balance sheet of the Guarantor.”
8. Term Extension. The parties agree to extend the term of the line of credit for an additional twelve (12) months from the initial date of the Loan Agreement and hereby amend and restate section 9.2 and section 9.3 to read as follows:
9.2 Termination
“Borrower may terminate this Agreement only as of an Anniversary Date and then only by giving Lender at least sixty (60) days prior written notice of termination, whereupon this Agreement shall terminate on said Anniversary Date. Lender may terminate this Agreement at any time after February 29, 2012 by giving Borrower at least sixty (60) days prior written notice of termination, provided Lender may terminate this Agreement immediately without prior notice to Borrower at any time an Event of Default exists and this Agreement shall be deemed to have automatically terminated upon the commencement of any Insolvency Proceeding by Borrower.”

9.3 Early Termination Fee
“If this Agreement is terminated by Borrower or automatically on the commencement of an Insolvency Proceeding by Borrower (and whether such termination occurs on an Anniversary Date or otherwise), or by Lender after the occurrence of an Event of Default, Lender will be entitled to a termination fee (the “Early Termination Fee”), as liquidated damages for its loss of the benefit of the bargain and not as a penalty (the parties acknowledging that the termination fee is a reasonable calculation of Lender’s loss of the benefit of the bargain from any such termination). The Early Termination Fee, calculated as follows, shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.”
i.	Two percent (2%) of the Maximum Loan Amount, if terminated prior to the first Anniversary Date of the Initial Term;
ii.	One percent (1%) of the Maximum Loan Amount, if terminated after the First Anniversary Date but prior to the second Anniversary Date of the Initial Term;
iii.
Zero point five percent (0.5%) of the Maximum Loan Amount if terminated after the Second Anniversary Date but within the first ten (10) months prior to the third Anniversary Date or if a Renewal Term is in effect, if terminated prior to the Anniversary Date of the then current Renewal Term;

9. Amendment Fee. In consideration of the amendments set forth herein, Borrower unconditionally agrees to pay to Lender an amendment fee in the amount of $10,000.00 (the “Amendment Fee”), which shall be fully earned and payable upon receipt of a fully executed copy of this Agreement from Borrower and acceptance of this agreement by Lender as set forth in paragraph 16 below. The amendment fee shall not be subject to refund, rebate or proration for any reason whatsoever, and shall be treated as an Advance and charged to the loan account on the same date of Effectiveness.
10. Documentation Fee. A loan documentation fee of $1,500.00 (“Loan Documentation Fee”), for the negotiation and preparation of this Agreement, will be charged to the Borrower’s loan account upon receipt of a fully executed copy of this Agreement.
11. Representations and Warranties. In order to induce the Lender to enter into this Agreement, the Borrower and each of the Guarantor (collectively the “Obligors”) represent and warrant to the Lender that consistent with the Obligor’s practices under the Loan Agreement as of the date hereof (a) no event of default exists under the provisions of the Loan Agreement, Promissory Note or the Guaranty Agreements or other Loan Documents, (b) all of the representations and warranties of the Obligors in the Loan Documents are true and correct on the date hereof as if the same were made on the date hereof, (c) the Collateral, as defined in the Loan Agreement, is free and clear of all assignments, security interest, liens and other encumbrances of any kind and nature whatsoever, except for those granted or permitted under the provisions of the Loan Documents, (d) the execution and performance by the Borrower under the Loan Agreement, as amended, will not (i) violate any provision of law, any order of any court or other agency of government, or the organizational documents and/or bylaws of Borrower, or (ii) violate any indenture, contract, agreement or other instrument to which the Borrower is party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower, and (e) this Agreement constitutes the legal, valid and binding obligations of the Obligors enforceable in accordance with its terms, except its enforceability may be limited by bankruptcy, insolvency or some other laws affecting the enforcement of creditors rights generally.

12. Ratification and No Novation; Validity of Loan Documents. The Obligors hereby ratify and confirm all of their obligations, liabilities and indebtedness under the provisions of the Loan Agreement, the Promissory Note, the Guaranty Agreements and the other Loan Documents, as the same may be amended and modified by this Agreement, and agree to pay the indebtedness in accordance with the terms of the Loan Agreement, as amended and modified by this Agreement. The Lender and the Obligors each agrees that is their intention that nothing in this Agreement shall be construed to extinguish, release or discharge or constitute, create or affect a novation of, or an agreement to extinguish (a) any of the obligations, indebtedness and liabilities of the Obligors, or any other party under the provisions of the Loan Agreement, the Promissory Note, and such other Loan Documents, or (b) any assignment or pledge to the Lender of, or any security interest or lien granted to the Lender in, or on, any Collateral and security for such obligations, indebtedness, and liabilities. The Lender and the Obligors each agrees that the Lender shall have the absolute and unconditional right to demand payment of the Promissory Note in Lender’s discretion at any time, regardless of the existence of any provisions hereof or of any compliance or noncompliance by Borrower with any such provision. The Obligors agree that all of the provisions of the Loan Agreement, the Promissory Note, and the other Loan Documents shall remain and continue in full force and effect, as the same may be modified and amended by this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of such other Loan Documents, the provisions of this Agreement shall control. Obligors have no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of the Obligors under the Loan Documents. Each of the Obligors furthermore agrees that each of them has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever that can be asserted as a basis to seek affirmative relief and/or damages of any kind from the Lender.
13. Release. Borrower hereby releases Lender and its affiliates and their respective directors, officers, employees, attorneys and agents and any other Person affiliated with or representing Lender (the “Released Parties”) from any and all liability arising from acts or omissions under or pursuant to this Agreement, whether based on errors of judgment or mistake of law or fact, except for those arising from willful misconduct. In no circumstance will any of the Released Parties be liable for lost profits or other special or consequential damages. Such release is made on the date hereof and remade upon each request for an Advance by Borrower.
14. Applicable Law, Binding Effect, etc. This Agreement shall be governed by the laws of the State of Georgia and may be executed in any number of duplicate originals and counterparts, each of which, and all taken together, shall constitute one and the same instrument. This Agreement shall be binding upon, and inure to the benefit of, the Lender, the Borrower, the Guarantor and their respective successors, heirs and assigns.
15. Expenses. Borrower hereby agrees to pay all out-of-pocket expense incurred by Lender in connection with the preparation, negotiation and consummation of this Agreement, and all other documents related thereto (whether or not any borrowing under the Loan Agreement as amended shall be consummated), including, without limitation, the fees and expenses of Lender’s counsel.
16. Effectiveness of this Agreement. This Agreement shall not be effective until the same is executed and accepted by Lender.
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IN WITNESS WHEREOF, the Lender, the Borrower, and the Guarantor have caused this Agreement to be duly executed, under seal, as of the day and year first above written.

BORROWER:

STATE OF _________________ COUNTY OF _______________ Zachary C. Parker personally appeared and acknowledged before me	TEAMSTAFF GOVERNMENT SOLUTIONS, INC. D/B/A TEAMSTAFF GOVERNMENT SOLUTIONS; D/B/A TEAMSTAFF GOVT SOLUTIONS
this _____ day of February, 2011	By:	/s/ Zachary C. Parker

Zachary C. Parker, CEO

Notary Seal
My commission expires _____
GUARANTOR:

TEAMSTAFF INC.

	By:	/s/ Zachary C. Parker

Zachary C. Parker, CEO

LENDER:

Presidential Financial Corporation

	By:	/s/

Vice President